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                                  EXHIBIT 11.1

                                   ENCAD, INC.
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                                         Three months ended   Nine months ended
                                         September 30, 1997   September 30, 1997
                                         ------------------   ------------------
EARNINGS PER SHARE
(in thousands, except for
   per share amounts)

PRIMARY

Weighted average number of common
   shares outstanding                            11,400             11,365
Assumed exercise of outstanding stock
   options (1)                                      648                677
                                               --------          ---------
Weighted average common and common
   equivalent shares                             12,048             12,042
                                               --------          ---------
                                               --------          ---------
Net income                                     $  4,443          $  12,360
                                               --------          ---------
                                               --------          ---------
Primary earnings per share                     $    .37          $    1.03
                                               --------          ---------
                                               --------          ---------

FULLY DILUTED EARNINGS PER SHARE

Weighted average number of common
   shares outstanding                            11,400             11,365
Assumed exercise of outstanding stock
   options (1)                                      648                676
                                               --------          ---------
Weighted average common and common
   equivalent shares                             12,048             12,041
                                               --------          ---------
                                               --------          ---------
Net income                                     $  4,443          $  12,360
                                               --------          ---------
                                               --------          ---------
Fully diluted earnings per share               $    .37          $    1.03
                                               --------          ---------
                                               --------          ---------

(1) Computed using the treasury stock method.




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